Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donegal Group Inc.

Marietta, Pennsylvania

We hereby consent to the incorporation by reference into this the Registration Statement on Form S-8 of Donegal Group Inc. of our report dated March 10, 2016, relating to the consolidated financial statements of Donegal Financial Services Corporation and subsidiary, which appears as a schedule to the December 31, 2015 annual report on Form 10-K of Donegal Group Inc.

/s/ BDO USA, LLP
Harrisburg, Pennsylvania
July 28, 2016